Exhibit 5.10

[Letterhead of Holland & Knight LLP]

James E.L. Seay 407 244 1117 james.seay@hklaw.com

August 15, 2006

Beazer Homes USA, Inc.
1000 Abernathy Road
Suite 1200
Atlanta, Georgia 30328

  Re:
  Beazer Homes USA, Inc.
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to Arden Park Ventures, LLC, a Florida limited liability company (the "Guarantor"), a subsidiary of Beazer Homes Corp. ("Beazer Homes"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Beazer Homes USA, Inc. ("Beazer") and the subsidiaries of Beazer listed in the Registration Statement, including Beazer Homes and the Guarantor, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance by Beazer of up to $275,000,000 aggregate principal amount of its 8.125% Senior Notes due 2016 (the "New Notes") and the issuance by the Guarantor and certain other subsidiaries listed in the Registration Statement of guarantees (the "New Guarantees") with respect to the New Notes. The New Notes will be offered by Beazer in exchange for $275,000,000 aggregate principal amount of its outstanding 8.125% Senior Notes due 2016 which have not been registered under the Securities Act. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

        It is our understanding that the New Notes and the New Guarantees will be issued under an indenture, dated as of April 17, 2002 (the "Original Indenture"), and an Eighth Supplemental Indenture, dated as of June 6, 2006 (the "Eighth Supplemental Indenture," and together with the Original Indenture as supplemented to date is referred to herein as the "Indenture") among Beazer, the Guarantor, certain other subsidiary guarantors listed in the Registration Statement and U.S. Bank National Association, as trustee (the "Trustee").

        In rendering our opinions expressed below, we have examined the following documents:

  (a)
  the Indenture;

  (b)
  the Subsidiary Guarantee contemplated by the Indenture, as executed by the Guarantor and others (the "Guarantee");

  (c)
  a Certificate of Good Standing with respect to the Guarantor issued by the Florida Department of State and dated August 7, 2006;

  (d)
  certified Articles of Organization of the Guarantor which were filed on December 16, 2004, as amended; and

  (e)
  Certificate of the Secretary of Beazer Homes dated June 6, 2006; and Joint Resolution No. 2006-27 dated June 1, 2006.

        In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates, and instruments of the Guarantor as we have deemed necessary to form a basis for the opinions hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinions hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and (v) the authenticity of the originals of such latter documents. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Guarantor.

        Based on and subject to the foregoing, we are of the opinion that:

  1.
  The Guarantor is validly existing as a Florida limited liability company, and in good standing under the laws of Florida, the jurisdiction of its formation, and has all requisite power and authority, limited liability company or otherwise, to conduct its business, to own its properties, and to execute, deliver and perform all of its obligations under the Indenture and the Guarantee.

  2.
  The Guarantor has duly authorized, executed, and delivered the Indenture and the Guarantee.

  3.
  The execution and delivery by the Guarantor of the Indenture and the Guarantee and the performance of its obligations thereunder have been duly authorized by all necessary limited liability company or other action and do not and will not (i) require any additional consent or approval of its members, or (ii) violate any provision of any law, rule or regulation of the State of Florida or, to our knowledge, any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor which violation would impair its ability to perform its obligations under the Guarantee or (iii) or violate any of its articles of organization.

        The opinions set forth above are subject to the following qualifications and exceptions:

  A.
  We are members of The Florida Bar. In rendering the foregoing opinions we express no opinion as to the effect (if any) of laws of any jurisdiction except those of the state of Florida. We express no opinion as to any matter relating to any state or federal securities law or regulation. Our opinions are rendered only with respect to such laws, and the rules, regulations and orders thereunder, that are currently in effect, and we disclaim any obligation to advise you of any change in law or fact that occurs after the effectiveness of the Registration Statement.

  B.
  In rendering the opinions and other matters set forth herein based on our knowledge, we hereby advise you that, in the course of our representation of the Guarantor in matters with respect to which we have been engaged by the Guarantor as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

  C.
  We express no opinion as to any matter other than as expressly set forth above, and no opinion is implied hereby or may be inferred herefrom, and specifically we express no opinion as to (a) the financial ability of the Guarantor to meet its obligations under the Indenture, the Guarantee or any other document related thereto, (b) the truthfulness or accuracy of any applications, reports, plans, documents, financial statements or other matters furnished by or on behalf of the Guarantor in connection with the Indenture, the Guarantee or any other document related thereto, or (c) the truthfulness or accuracy of any representation or warranty as to matters of fact made by the Guarantor in the Indenture, the Guarantee or any other document.

  D.
  We note that the Indenture and the Guarantee (in the case of the Guarantee, presumably, though the Guarantee does not expressly say so) are governed by New York law. Therefore, to the extent that the opinion given above requires any interpretation of law, we have with your permission given the opinion as though the Indenture and the Guarantee were governed by the laws of Florida; however, you should have no expectation that a court would disregard a choice of law provision, or that the law of Florida is the same as the law of New York

        We hereby consent to the references in the Registration Statement, to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

        The opinions expressed in this letter are limited to the matters set forth herein and no other opinion should be inferred beyond the matters expressed as stated. This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. Notwithstanding the foregoing, we agree that the firm of Paul, Hastings, Janofsky & Walker LLP may rely, with our permission, on the matters set forth in this opinion for purposes of rendering its opinion in connection with the Registration Statement. This opinion speaks as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,
HOLLAND & KNIGHT LLP
By:	/s/ JAMES E.L. SEAY James E.L. Seay Partner